Independence Holding Company

2016 Stock Incentive Plan

______________________________

SAR Award Agreement

______________________________

You (the “Participant”) are hereby awarded Share Appreciation Rights subject to the terms and conditions set forth in this agreement (the “Award Agreement” or “Award”) and in the Independence Holding Company 2016 Stock Incentive Plan (“Plan”).  A copy of the Plan is attached as Exhibit A hereto.  You should carefully review these documents and consult with your personal financial advisor before exercising this Award.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of Independence Holding Company (the “Company”) or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding on all parties, including you and your successors in interest.  Capitalized terms used in this Award Agreement are defined in the Plan or in this Award Agreement.

1.

Specific Terms.  Your Award is being granted pursuant to Section 7 of the Plan, and shall have the following terms:

Name of Participant	________________________
Date of Award	___________, 20__
Number of Shares measuring the value of this SAR	________ Shares (“SAR Shares”).
Base Price for SARs	$_______ per Share.
Vesting	[1/3 on each of the next annual anniversaries of the award date, subject to the terms of the Plan and as set forth below.]
Expiration Date	[__ years after Grant Date] [_________, 20___]

Share Appreciation Rights Award

Independence Holding Company

2016 Stock Incentive Plan

2.

Accelerated Vesting; Change in Corporate Control.  To the extent you have not previously vested in your rights with respect to this Award, your Award will become:

(a)

100% vested if your Continuous Service ends due to your death or “disability” within the meaning of Section 409A of the Code; and

(b)

100% vested if your Continuous Service ends due to an Involuntary Termination that occurs within the one year period following a Change in Control.

3.

Vesting and Exercise of Your Award.  No Shares will be issued and no cash will be paid to you before your Award vests in accordance with Section 1 above and/or Section 2 above, if applicable, and it is exercised.  To the extent you have vested in this Award, you may exercise it at any time and from time to time in accordance with the Plan, using the exercise form attached hereto as Exhibit B.  The amount you receive upon exercise will equal the product of:

(a)

the number of SAR Shares that you designate for exercise, and

(b)

the excess of 100% of the Fair Market Value of a Share on the date of exercise over the Base Price stated in Section 1 above.

4.

Form of Payments to You.  The Company, at its election, will make any payment to you under this Award solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.  Any Shares that you receive will be free from vesting restrictions (but subject to such legends as the Company determines to be appropriate if Share certificates are issued).  Notwithstanding the foregoing, the Company will not issue Share certificates to you unless you have made arrangements satisfactory to the Committee to satisfy any applicable tax withholding obligations.

5.

Failure of Vesting Restrictions.  By executing this Award, you acknowledge and agree that if your Continuous Service terminates under circumstances that do not result in accelerated vesting pursuant to Section 2 above, you will irrevocably forfeit any and all unvested rights under this Award, and this Award will immediately become null, void and unenforceable.

6.

Investment Purposes.  By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to this Award will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

7.

Designation of Beneficiary.  Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest in the SAR awarded hereby.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement in the form attached hereto as Exhibit C (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

Share Appreciation Rights Award

Independence Holding Company

2016 Stock Incentive Plan

8.

Restriction of Transfer.  This Award Agreement may not be sold, pledged or otherwise transferred without the prior written consent of the Committee.

9.

Taxes.

By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Section 409A or 4999 of the Code), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes.

10.

Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you in its records.  Each party hereto may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is received electronically (with confirmation of receipt), personally delivered or properly mailed.

11.

Binding Effect.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, permitted transferees and permitted assigns.

12.

Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the Plan and provided that you must consent in writing to any modification that adversely affects any rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a Section 409A violation of the Code).

13.

Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

14.

Severability.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

15.

Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

16.

Plan Governs.  In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

17.

Not a Contract of Employment.  By executing this Award Agreement, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that you were terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship

Share Appreciation Rights Award

Independence Holding Company

2016 Stock Incentive Plan

with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

18.

Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Date of Award first set forth above.

INDEPENDENCE HOLDING COMPANY

By:  ____________________________

        Name: ______________________

        Title:  _______________________

PARTICIPANT

_______________________________

Print Name: _____________________

_____________________________

EXHIBIT A

Independence Holding Company

2016 Stock Incentive Plan

See attached.

EXHIBIT B

Independence Holding Company
2016 Stock Incentive Plan

___________________________________________

Form of Share Appreciation Rights Exercise

____________________________________________

Attention:

Independence Holding Company

96 Cummings Point Road

Stamford, Connecticut 06902

Dear Sir or Madam:

The undersigned elects to exercise his/her Share Appreciation Rights with respect to ________ shares of Common Stock of Independence Holding Company (the “Company”) under and pursuant to a SAR Award Agreement dated as of ______________.

The undersigned recognizes and agrees that the Committee may, in its sole discretion, satisfy the Company’s obligations arising from this exercise notice (i) solely in cash, (ii) solely in Shares, or (iii) partly in cash and partly in Shares, with cash being paid in lieu of fractional Shares.  If settled through the issuance of shares of its Common Stock, the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

As of the date of this Award, the Committee has determined that amount due to the holder of this SAR award is payable in:

[X] Cash

[     ] Shares

[     ] Combination of Cash and Shares

allocated as follows:

________ in cash and _______ in Shares

Very truly yours,

_________________

Date

Print Name:  _________________________

EXHIBIT C

Independence Holding Company

2016 Stock Incentive Plan

________________________________

Designation of Beneficiary

_________________________________

In the event of my death or “Disability” within the meaning of the Independence Holding Company 2016 Stock Incentive Plan (the “Plan”), I hereby designate the following person to be my beneficiary for the Award(s) (within the meaning of the Plan) identified below:

Name of Beneficiary:
Address:

Social Security No.:

This beneficiary designation of mine relates to any and all of my rights under the following Award or Awards:

☐

any Award that I have received or ever receive in the future under the Plan.

☐

the Award that I received pursuant to an award agreement dated _____________

between me and Independence Holding Company (the “Company”).

I understand that this beneficiary designation operates to entitle the above-named beneficiary to succeed, in the event of my death, to any and all of my rights under the Award(s) designated above, and shall be effective from the date this form is delivered to the Company until such date as I revoke this designation.  A revocation shall occur only if I deliver to an executive officer of the Company either (i) a written revocation of this designation that is signed by me and notarized, or (ii) a designation of death beneficiary, in the form set forth herein, that is executed and notarized on a later date.

Date:
Your Signature:
Your Name (printed):	_____________________________

Sworn to before me this

____ day of ____________, 20__

__________________________

Notary Public

County of

_________________

State of

__________________